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                                                                      EXHIBIT 21

                            TETRA TECHNOLOGIES, INC.
                 List of Subsidiaries or Other Related Entities

Damp Rid, Inc.
         TETRA F.S.C. Limited(1)

TETRA Micronutrients, Inc.
         SeaJay Industries, Inc.
         TETRA Agricultural Products de Mexico, S.A. de C.V.(2)

TETRA International Incorporated
         TETRA de Mexico, S.A. de C.V.
         TETRA Technologies de Venezuela, S.A.
         TETRA Technologies do Brasil, Ltda.
         TETRA Technologies (U.K.) Limited
         TETRA Technologies de Mexico, S.A. de C.V.
         TETRA Technologies Nigeria Limited

TETRA Technologies Australia Pty Ltd

TETRA Thermal, Inc.
         TPS Holding Company, LLC
              TETRA Process Services, L.C.

TETRA Applied Holding Company
         TETRA Applied LP, LLC
         TETRA Applied GP, LLC
              TETRA Applied Technologies, LP(3)
                    T-Production Testing LLC
                    Maritech Resources, Inc.
         TETRA Production Testing GP, LLC
              TETRA Production Testing Services, L.P.(4)

TETRA Investment Holding Co., Inc.
TETRA Real Estate, LLC
         TETRA Real Estate, L.P.(5)

TETRA Financial Services, Inc.

TETRA (U.K.) Limited

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(1)  TETRA Technologies, Inc. owns 33-1/3%; TETRA International Incorporated owns 33-1/3% and Damp Rid, Inc. owns 33-1/3%.
(2)  TETRA Micronutrients, Inc. owns 99.99% and TETRA Technologies, Inc. owns
     .01%.
(3)  TETRA Applied LP, LLC owns 99.9% and TETRA Applied GP, LLC owns .1%.
(4) TETRA Applied Technologies, L.P. owns 99.9% and TETRA Production Testing GP, LLC owns .1%.
(5) TETRA Investment Holding Co., Inc. owns 99.9% and TETRA Real Estate, LLC owns .1%.